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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation in this Registration Statement (Form S-8 No. 333-            ) pertaining to the 2003 Long Term Incentive Compensation Plan of Bimini Mortgage Management, Inc. of our report dated March 11, 2004, with respect to the financial statements of Bimini Mortgage Management, Inc. included in its Registration Statement (Form S-11 No. 333-113715), as amended, and related Prospectus for the period from September 24, 2003 (inception) through December 31, 2003, filed with the Securities and Exchange Commission.

Miami, Florida
October 15, 2004

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Consent of Independent Registered Public Accounting Firm